Exhibit 5.1

July 26, 2023

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Re:	ProFrac Holding Corp.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ProFrac Holding Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”) relating to the offering and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act, of up to $750,000,000 in aggregate offering price of any combination of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), including Common Stock that may be issued upon conversion of Debt Securities (as defined below) or the exercise of Warrants or Rights (each, as defined below); (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), which may be issued in one or more classes or series, including Preferred Stock that may be issued upon conversion of Debt Securities or the exercise of Warrants; (iii) debt securities of the Company (the “Debt Securities”), including Debt Securities that may be issued upon exercise of Warrants or Rights (each, as defined below); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”); and (vi) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or Rights, or any combination thereof (the “Units”, and together with the Common Stock, Preferred Stock, Debt Securities, Warrants and Rights, the “Primary Securities”).

The offering of the Primary Securities will be as set forth in the Base Prospectus, as supplemented by one or more prospectus supplements (each, a “Primary Prospectus Supplement”). The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”), as may be amended from time to time. The Debt Securities may be issued pursuant to an indenture between the Company and a bank or trust company to be appointed in the future and duly qualified under

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the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as trustee (a “Trustee”), in the form filed as Exhibit 4.4 to the Registration Statement and one or more board resolutions, supplements thereto or officers’ certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Indenture”). The Warrants may be issued pursuant to a warrant agreement (a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) to be entered into between the Company and a bank, trust company or other financial institution to be identified as a rights agent. The Units may be issued pursuant to a unit agreement (a “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus, or any Primary Prospectus Supplement, other than as expressly stated herein with respect to the Primary Securities.

We have examined and relied upon (a) the Registration Statement and the Base Prospectus, (b) the Company’s certificate of incorporation and bylaws, each as amended and restated through the date hereof, and (c) originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.

In such examination and in rendering this opinion, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the conformity to the forms of documents filed as exhibits to the Registration Statement to the corresponding executed final versions thereof; (iv) the legal competence of all signatories to such documents; and (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed.

We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time the Primary Securities are offered or sold as contemplated by the Registration Statement; (ii) one or more Primary Prospectus Supplements, including the Base Prospectus describing the Primary Securities, will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Primary Securities, and if applicable, establish

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the relative rights and preferences of such Primary Securities, or other terms of such Primary Securities, in each case as set forth in or contemplated by the Registration Statement, the Base Prospectus, and any Primary Prospectus Supplement; (iv) all Primary Securities will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Base Prospectus, and any applicable Primary Prospectus Supplement; (v) there shall not have occurred any change in law affecting the legality or enforceability of any Primary Securities offered or issued pursuant to the Registration Statement or any prospectus or supplement thereto; (vi) to the extent applicable, a definitive purchase, underwriting or similar agreement with respect to any Primary Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Indenture will be duly qualified under the Trust Indenture Act and the applicable Trustee is qualified to act as trustee under such Indenture; (viii) any Primary Securities issuable upon conversion, exchange, or exercise of any other Primary Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (ix) after the issuance of any Primary Securities offered pursuant to the Registration Statement and the Base Prospectus, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Debt Security, Warrant, Right or Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, available for issuance under the Company’s certificate of incorporation, as amended, as then in effect; (x) the consideration received for the issuance and sale of shares of Common Stock or Preferred Stock, as applicable, will be in an amount that is not less than the par value per share of such stock; (xi) at the time of the issuance and sale of the Primary Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (xii) except as specifically covered in the opinions set forth below, each of the Debt Securities, Warrants, Rights, Units and the applicable Indenture, Warrant Agreement, Rights Agreement and Unit Agreement constitute valid and binding obligations of each party thereto; (xiii) any Indenture, Warrant Agreement, Rights Agreement or Unit Agreement will be governed by the laws of the State of New York; and (xiv) none of the terms of any Primary Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Primary Securities, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinion herein is limited to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs (3) through (6) below, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof.

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Based upon and subject to the foregoing, we are of opinion that:

1.

The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner contemplated by the applicable Primary Prospectus and Primary Prospectus Supplement applicable thereto.

2.

The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a Certificate of Designation relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been issued and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner contemplated by the applicable Primary Prospectus and Primary Prospectus Supplement applicable thereto.

3.

The Debt Securities will constitute valid and binding obligations of the Company at such time as: (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (b) the forms and the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and approved by appropriate action of the Company; (c) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the applicable Indenture; and (d) the Debt Securities have been issued and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner contemplated by the applicable Primary Prospectus and Primary Prospectus Supplement applicable thereto.

4.

The Rights will constitute valid and binding obligations of the Company at such time as: (a) the applicable Rights Agreement relating to the Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (b) the forms and the terms of the Rights and their issuance and sale have been duly established in conformity with the applicable Rights Agreement and approved by appropriate action of the Company; (c) the Rights have been duly executed and delivered by the Company and authenticated by the applicable rights agent in accordance with the applicable Rights Agreement; and (d) the Rights have been issued and delivered to purchasers thereof against payment of the agreed consideration therefor in the manner contemplated by the applicable Primary Prospectus and Primary Prospectus Supplement applicable thereto.

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5.

The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (d) the Warrants have been issued and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner contemplated by the applicable Primary Prospectus and Primary Prospectus Supplement applicable thereto.

6.

The Units will constitute valid and binding obligations of the Company at such time as: (a) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent; (b) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and approved by appropriate action of the Company; (c) the Units (and the Securities underlying the Units) have been duly executed and delivered by the Company and authenticated by the applicable unit agent in accordance with the applicable Unit Agreement; and (d) the Units have been issued and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner contemplated by the applicable Primary Prospectus and Primary Prospectus Supplement applicable thereto.

The opinions set forth in paragraphs (3) through (6) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) the provisions of law that require that a judgment for money damages rendered in a court in the United States be expressed only in United States dollars.

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We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,
Brown Rudnick LLP

By: /s/ Brown Rudnick LLP
Brown Rudnick LLP